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                                  [LETTERHEAD]

COOPERS
&LYBRAND                                                      Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Interstate Hotels Company on Form S-8 of our reports on the Consolidated Financial Statements of Interstate Hotels Company and Predecessor Entity as of December 31, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995 dated April 10, 1996, except for the third paragraph of Note 9, as to which the date is April 22, 1996, except for the first paragraph of Note 1, as to which the date is June 25, 1996 and except for Note 17, as to which the date is November 15, 1996; the Combined Financial Statements of Interstone I Property Partnerships and Predecessor Entities as of December 31, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995 dated April 10, 1996, except for paragraph 2 of Note 1, as to which the date is June 25, 1996; the Combined Financial Statements of Interstone/CGL Partners, L.P. and Predecessor Entity as of December 31, 1994, December 14, 1995 and December 31, 1995 and for the years ended December 31, 1993 and 1994, for the period from January 1, 1995 to December 14, 1995 and for the period from December 15, 1995 to December 31, 1995, dated April 10, 1996, except for paragraph 2 of Note 1, as to which the date is June 25, 1996; the Financial Statements of Boston Marriott Westborough Hotel as of December 31, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995, dated May 2, 1996, except for paragraph 3 of Note 1, as to which the date is July 1, 1996; the Combined Financial Statements of Carter Associates and Carter Associates, Inc. as of December 31, 1995 and for the year then ended, dated November 20, 1996; the Financial Statements of OBR Limited, L.P. as of December 31, 1995 and for the year then ended, dated April 12, 1996, except for Note 12, as to which the date is October 12, 1996; and the Combined Financial Statements of Trust Management, Inc. and Trust Leasing, Inc. as of December 31, 1995 and for the year then ended, dated October 14, 1996, except for Note 9, as to which the date is November 15, 1996, which reports are included in the Company's Registration Statement on Form S-1 dated December 6, 1996.


                                                  /s/ Coopers & Lybrand L.L.P.

Pittsburgh, Pennsylvania
January 6, 1997